Exhibit 99.1

Skyworks Media Relations:	Skyworks Investor Relations:
Pilar Barrigas	Stephen Ferranti
(949) 231-3061	(781) 376-3056

Skyworks CEO David J. Aldrich Elected Chairman of Board

•	Liam K. Griffin Promoted to President

•	Organizational Structure Designed to Enable the Next Phase of Skyworks’ Growth and Enhance Focus on Long Term Strategic Development

WOBURN, Mass., May 8, 2014 - Skyworks Solutions, Inc. (NASDAQ: SWKS) an innovator of high performance analog semiconductors enabling a broad range of end markets, today announced that the board of directors has elected David J. Aldrich chairman of the board and CEO of Skyworks. David J. McLachlan, prior chairman, will remain a member of Skyworks’ board of directors and has been designated as lead independent director.
Mr. McLachlan has been a director at Skyworks since 2000 and has been chairman since 2008. “It has been a privilege to serve as chairman of the board of Skyworks,” said Mr. McLachlan. “This is an exciting time for the company as it enters into the next phase of growth-capitalizing on the tremendous opportunity within the Internet of Things. Dave Aldrich has been instrumental in Skyworks’ advancement into a leading analog company within the semiconductor industry. I look forward to continuing to work with him as lead independent director.”
In addition, Liam K. Griffin has been promoted to the role of president. Mr. Griffin had previously served as executive vice president and general manager. “This structure will enable us to hone our focus on long term strategic growth opportunities during this transformative time for Skyworks,” said Mr. Aldrich. “Liam has a proven track record of results and I am confident that in his new role, he will continue to provide strong leadership and direction as we accelerate our evolution into a larger and more diversified analog semiconductor company.”

About Skyworks
Skyworks Solutions, Inc. is an innovator of high performance analog semiconductors. Leveraging core technologies, Skyworks supports automotive, broadband, wireless infrastructure, energy management, GPS, industrial, medical, military, wireless networking, smartphone and tablet applications. The Company’s portfolio includes amplifiers, attenuators, battery chargers, circulators, DC/DC converters, demodulators, detectors, diodes, directional couplers, front-end modules, hybrids, infrastructure RF subsystems, isolators, LED drivers, mixers, modulators, optocouplers, optoisolators, phase shifters, PLLs/synthesizers/VCOs, power dividers/combiners, power management devices, receivers, switches, technical ceramics and voltage regulators.

  Headquartered in Woburn, Mass., Skyworks is worldwide with engineering, manufacturing, sales and service facilities throughout Asia, Europe and North America.  For more information, please visit Skyworks’ Web site at: www.skyworksinc.com.
Safe Harbor Statement
This news release includes "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation information relating to future results and expectations of Skyworks (e.g., certain projections and business trends). Forward-looking statements can often be identified by words such as "anticipates," "expects," "forecasts," "intends," "believes," "plans," "may," "will," or "continue," and similar expressions and variations or negatives of these words. All such statements are subject to certain risks, uncertainties and other important factors that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.
These risks, uncertainties and other important factors include, but are not limited to: uncertainty regarding global economic and financial market conditions; the susceptibility of the semiconductor industry and the markets addressed by our, and our customers', products to economic downturns; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; losses or curtailments of purchases or payments from key customers, or the timing of customer inventory adjustments; the availability and pricing of third-party semiconductor foundry, assembly and test capacity, raw materials and supplier components; changes in laws, regulations and/or policies that could adversely affect either (i) the economy and our customers’ demand for our products or (ii) the financial markets and our ability to raise capital; our ability to develop, manufacture and market innovative products in a highly price competitive and rapidly changing technological environment; economic, social, military and geo-political conditions in the countries in which we, our customers or our suppliers operate, including security and health risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; delays or disruptions in production due to equipment maintenance, repairs and/or upgrades; our reliance on several key customers for a large percentage of our sales; fluctuations in the manufacturing yields of our third-party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; our ability to timely and accurately predict market requirements and evolving industry standards, and to identify opportunities in new markets; uncertainties of litigation, including potential disputes over intellectual property infringement and rights, as well as payments related to the licensing and/or sale of such rights; our ability to rapidly develop new products and avoid product obsolescence; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; lengthy product development cycles that impact the timing of new product introductions; unfavorable changes in product mix; the quality of our products and any remediation costs; shorter-than-expected product life cycles; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; and our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties, as well as other risks and uncertainties, including, but not limited to, those detailed from time to time in our filings with the Securities and Exchange Commission.
The forward-looking statements contained in this news release are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Skyworks and Skyworks Solutions are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and in other countries. All other brands and names listed are trademarks of their respective companies.
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